Exhibit 15.1

September 2, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	JBDI Holdings Limited
CIK Number: 0001964314

Dear Commissioners:

We have read the Item 16F of JBDI Holdings Limited’s Form 20-F dated September 2, 2026 and are in agreement with the statements contained therein as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ YCM CPA INC.
Irvine, California